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                                  EXHIBIT 23(D)

                          CONSENT OF P.K. HICKEY & CO.



                             P.K. HICKEY & CO. INC.
                               Investment Bankers
                                 888 7th Avenue
                            New York, New York 10106

                                    ---------
                                 (212) 956-5422
                               Fax: (212) 977-8123


                               December  11, 1995


SECURITIES & EXCHANGE COMMISSION
450 Fifth Avenue, N.W.
Washington, DC 20549

                         RE: Registration Statement on
                             Form S-4 of Micro Bio-Medics, Inc.

Gentlemen:

This is to confirm that we hereby consent to the inclusion of our Fairness Opinion dated November 1, 1995 as an exhibit to the Proxy Statement/Prospectus and we do further consent to the use of our name under caption "Opinion of Financial Adviser" and elsewhere in such Proxy Statement/Prospectus.

                         Very truly yours,

                         P.K. HICKEY & CO., INC.


                         By: /s/ Paul K. Hickey
                             ---------------------
                             Paul K. Hickey, President

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